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                                                       EXHIBIT 23.2




INDEPENDENT AUDITORS' CONSENT

Board of Directors
Spartan Motors, Inc.
Charlotte, Michigan

We consent to the incorporation by reference in Registration Statement Nos. 33-28432 and No. 33-80980 of Spartan Motors, Inc. on Form S-8 of our report dated March 17, 1998, appearing in this Annual Report on Form 10-K of Spartan Motors, Inc. for the year ended December 31, 1998.

DELOITTE & TOUCHE LLP

March 19, 1999
Lansing, Michigan